                                                                    Exhibit 99.1

Everlast Contact:        Investor Contact:                 Hidary Group Contact:
Gary J. Dailey           Integrated Corporate Relations    Rubenstein Associates Inc.
Chief Financial Officer  David Griffith/James Palczynski   Dan Brady
EVERLAST WORLDWIDE INC.  203-682-8200                      212-843-8292
212-239-0990                                               516-650-7354
                                                           dbrady@rubenstein.com

                   EVERLAST WORLDWIDE INC. ANNOUNCES AGREEMENT
                       TO BE ACQUIRED BY THE HIDARY GROUP

      New York,  NY,  June 1, 2007 -  Everlast  Worldwide  Inc.  (Nasdaq:  EVST)
announced today that it had signed a definitive  agreement to be acquired by The
Hidary Group, for $26.50 per share in cash, a 14.5% premium to its closing price on May 31, 2007,  and a 30% premium to the average  closing  price over the last month. The total value of the all-cash transaction is over $146 million.

      The Board of Directors of Everlast  Worldwide  approved the agreement in a special meeting June 1, 2007. The transaction is subject to stockholder approval and other customary  conditions and is expected to be completed during the third quarter of 2007.

      In making the announcement,  Seth Horowitz,  Chairman, President and Chief
Executive Officer of Everlast Worldwide, said, "We are pleased with the terms of this  transaction  and  believe  it is in the best  interests  of the  Company's stockholders.  The Hidary Group has been an excellent  licensing partner and, as such, has not only embraced the Everlast brand but also our strategic  direction and long-term vision."

      Jack D.  Hidary,  Managing  Partner of The  Hidary  Group  said,  "We have tremendous  respect  for Seth  Horowitz  and his team,  and look  forward to our partnership  with Everlast  Worldwide.  We have a long history in the sports and athletic apparel  marketplace,  including a strong relationship and knowledge of the Everlast brand as one of Everlast Worldwide's licensees."

      Hidary  continued,  "We believe that the depth of our  experience  growing brands  online and offline  offers an exciting  fit to help  management  further enhance Everlast's iconic global brand.  Everlast Worldwide,  its management and its employees are a great addition to our group of companies."

      A special meeting of stockholders of Everlast  Worldwide will be announced soon to obtain stockholder approval of the transaction.

      The Hidary Group is the lead sponsor of the deal. Other investors  include multi-billion  dollar  investment funds Gracie Capital,  Ore Hill Partners,  and
Seneca Capital. Each fund manages in excess of $1 billion.

      Piper Jaffray & Co. is serving as financial advisor to Everlast Worldwide.
Clarence  Schwab,  Managing  Partner of C. Schwab  LLC, is serving as  financial advisor to the Hidary Group.  Mr. Schwab also works closely with certain  Hidary
Group portfolio  companies.  Olshan Grundman Frome  Rosenzweig & Wolosky LLP and
Proskauer  Rose LLP acted as legal  advisors  to Everlast  Worldwide  and Hidary
Group, respectively.

ABOUT EVERLAST WORLDWIDE INC.

      Everlast  Worldwide Inc. is a leading designer,  manufacturer and marketer of boxing and fitness related sporting goods equipment under the well-recognized
Everlast brand name and a worldwide  licensor of the Everlast brand for apparel, footwear,  sporting  goods  equipment  and other active  lifestyle  products and accessories.  Since 1910, Everlast has been the preeminent brand in the world of boxing and among the most  recognized  brands in the overall  sporting goods and apparel industries.

      In order  to  capitalize  on the rich  heritage  and  authenticity  of the
Everlast  brand,  the company has  extended the  Everlast  brand  outside of the boxing ring into complementary  product categories.  Its strategy is to continue to leverage the unique qualities  represented by the Everlast brand -- Strength,
Dedication,  Individuality  and  Authenticity  -- to  become  a  leading  global athletic brand and a necessary part of the lives of consumers who train, compete and live an active lifestyle. URL: HTTP://WWW.EVERLAST.COM

ABOUT THE HIDARY GROUP

      The Hidary Group is a New York-based  family office  investor  group.  The firm's portfolio consists of companies in various industries, including consumer goods, real estate, technology and financial services.

--------------------------------------------------------------------------------

FORWARD-LOOKING STATEMENTS

      This press release contains certain forward-looking  statements within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  and Section
21E of the  Securities  Exchange Act of 1934,  as amended.  Although the Company believes the assumptions  underlying the  forward-looking  statements  contained herein  are  reasonable,  any  of  the  assumptions  could  be  inaccurate,  and therefore,  there  can  be no  assurance  that  the  forward-looking  statements contained in this press release will prove to be accurate.

      In connection with the proposed transaction, the Company will file a proxy statement with the Securities  and Exchange  Commission.  INVESTORS AND SECURITY
HOLDERS  ARE  ADVISED TO READ THE PROXY  STATEMENT  WHEN IT  BECOMES  AVAILABLE,
BECAUSE IT WILL CONTAIN  IMPORTANT  INFORMATION.  Investors and security holders may  obtain a free  copy of the  proxy  statement  (when  available)  and  other documents filed by the Company at the Securities and Exchange  Commission's  web
site at  www.sec.gov.  The proxy  statement and such other documents may also be obtained  for free from the Company by  directing  such  request to the Company,
Attention: Angelo V. Giusti, Secretary, Everlast Worldwide, Inc., 1350 Broadway,
Suite 2300, New York, New York 10018, Telephone: (212) 239-0990.

      The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its  stockholders  in  connection  with the  proposed  transaction.
Information   concerning  the  interests  of  Company's   participants   in  the
solicitation is set forth in the Company's  proxy  statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission,  and in the proxy statement relating to the transaction when it becomes available.